Exhibit 10.1

EARTHLINK, INC.

                    PLAN

Incentive Stock Option Agreement

No. of shares subject to
Incentive Stock Option:

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) dated as of the       day of                , 20     , by and between EarthLink, Inc., a Delaware corporation (the “Company”), and                      (“Participant”) is made pursuant and subject to the provisions of the                      Plan (the “Plan”), a copy of which is attached hereto.  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.                                   Grant of Incentive Stock Option.  Pursuant to the Plan, the Company, on                , 20      (the “Date of Grant”), granted to Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of            shares of Common Stock at the option price of $           per share, such option price per share being not less than the Fair Market Value of a share of the Common Stock on the Date of Grant (or, in case of a Ten Percent Shareholder as described in the Plan, not less than 110 percent of the Fair Market Value of a share of the Common Stock on the Date of Grant). This Option is to be treated as an Incentive Stock Option; except, however, if the aggregate Fair Market Value, determined at the time of grant, of shares of Common Stock with respect to which Participant may exercise Incentive Stock Options for the first time during any calendar year under the Plan and any other plan of the Company exceeds $100,000, the Incentive Stock Options that cause the limitation to be exceeded shall be treated as Nonqualified Stock Options. . This Incentive Stock Option is exercisable as hereinafter provided.

2.                                       Terms and Conditions.  This Incentive Stock Option is subject to the following terms and conditions:

(a)                                  Expiration Date.  This Incentive Stock Option shall expire at 11:59 p.m. on                , 20      (the “Expiration Date”).  In no event shall the Expiration Date be later than 10 years from the Date of Grant (or, in case of a Ten Percent Shareholder as described in the Plan, five years from the Date of Grant).

(b)                                 Exercise of Option.  Except as provided in the Plan and in paragraphs 3, 4, 5, 6 or 7, this Incentive Stock Option shall be exercisable with respect to Twenty-Five Percent (25%) of the shares of Common Stock subject to the Option on the first annual anniversary of the Date of Grant and then with respect to another Six and One Quarter Percent (6.25%) of the Shares of Common Stock subject to this Option on each quarterly (three-month) anniversary thereafter until this Option has become exercisable with respect to One Hundred Percent (100%) of the shares of Common Stock subject to this Option, provided Participant is still employed by the Company or any Subsidiary at each such time.  Once this Incentive Stock Option has become exercisable in accordance with the preceding sentence, it shall continue to be exercisable until the earlier of the termination of the Participant’s rights hereunder pursuant to paragraphs 3, 4, 5, 6 or 7 or until the Expiration Date.  A partial exercise of this Incentive Stock Option shall not affect Participant’s right to exercise this Incentive Stock Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

(c)                                  Method of Exercise and Payment for Shares.  This Incentive Stock Option shall be exercised by delivering written notice to the attention of the Company’s Secretary or his designee at the Company’s principal office located at 1375 Peachtree Street, Level A, Atlanta, GA 30309.  The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery.  Such notice shall be accompanied by payment of the Option price in full, in cash or cash equivalent acceptable to the Administrator, or, if the Administrator in its discretion permits, (i) by the surrender of shares of Common Stock that Participant has owned for at least six months with an aggregate Fair Market Value (determined as of the preceding business day) which, together with any cash or cash equivalent Participant pays, is not less than the Option price of the number of shares of Common Stock for which the Incentive Stock Option is being exercised, (ii) by a cashless exercise through a broker, (iii) by such other medium of payment as the Administrator in its discretion shall authorize or (iv) by any combination of the aforementioned methods of payment.

(d)                                 Nontransferability.  This Incentive Stock Option is nontransferable except by will or by the laws of descent and distribution.  During Participant’s lifetime, only Participant may exercise this Incentive Stock Option. No right or interest of Participant in this Incentive Stock Option shall be liable for, or subject to, any lien, obligation or liability of the Participant.

(e)                                  Shareholder Rights.  Participant shall not have any rights as a shareholder with respect to shares of Common Stock subject to this Incentive Stock Option until the proper exercise of such Incentive Stock Option, the payment of the Option price and any applicable withholding taxes, and the issuance to Participant of the certificates representing the shares of Common Stock for which the Incentive Stock Option is exercised.

3.                                       Exercise in the Event of Death.  This Incentive Stock Option shall be exercisable for all or part of the number of shares of Common Stock that Participant is entitled to purchase pursuant to paragraph 2(a) and (b) as of the date of Participant’s death, reduced by the number of shares for which Participant previously exercised the Incentive Stock Option, in the event Participant dies while employed by the Company or any Subsidiary and prior to the Expiration Date and prior to the termination of the Participant’s rights under paragraphs 4, 5, 6 or 7.  In that event, this Incentive Stock Option may be exercised by Participant’s estate, or the person or persons to whom Participant’s rights under this Incentive Stock Option shall pass by will or the laws of descent and distribution.  In that event, Participant’s estate or such persons may exercise this Incentive Stock Option during the remainder of the period preceding the Expiration Date or within 180 days of the date Participant dies, whichever is shorter.

4.                                       Exercise in the Event of Disability.  This Incentive Stock Option shall be exercisable for all or part of the number of shares of Common Stock that Participant is entitled to purchase pursuant to paragraph 2(a) and (b) as of the date Participant becomes Permanently and Totally Disabled (as defined below), reduced by the number of shares for which Participant previously exercised the Incentive Stock Option, if Participant becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (“Permanently and Totally Disabled”) while employed by the Company or any Subsidiary and prior to the Expiration Date and prior to the termination of Participant’s rights under paragraphs 3, 5, 6 or 7.  In that event, Participant may exercise this Incentive Stock Option during the remainder of the period preceding the Expiration Date or within 180 days of the date he ceases to be employed by the Company or any Subsidiary on account of being Permanently and Totally Disabled, whichever is shorter.  The Administrator, in its sole discretion, shall determine whether Participant is Permanently and Totally Disabled for purposes of this paragraph 4.

5.                                       Exercise in the Event of Retirement.  This Incentive Stock Option shall be exercisable for all or part of the number of shares of Common Stock that Participant is entitled to purchase pursuant to paragraph 2(a) and (b) as of the date Participant Retires (as defined below), reduced by the number of shares for which Participant previously exercised the Incentive Stock Option, if Participant Retires (as defined below) while employed by the Company or any Subsidiary and prior to the Expiration Date and prior to the termination of Participant’s rights under paragraphs 3, 4, 6 or 7.  In that event, Participant may exercise this Option during the remainder of the period preceding the Expiration Date or within 30 days of the date Participant Retires, whichever is shorter.  For purposes of this Agreement, Participant Retires whenever Participant terminates employment with the Company or any Subsidiary on account of retirement under any tax-qualified retirement plan of the Company in which Participant participates.

6.                                       Exercise After Termination of Employment.  This Incentive Stock Option shall be exercisable for all or part of the number of shares that Participant is entitled to purchase pursuant to paragraph 2(a) and (b) as of the date Participant ceases to be employed by the Company or any Subsidiary, reduced by the number of shares for which Participant previously exercised the Incentive Stock Option, if Participant ceases to be employed by the Company or any Subsidiary other than on account of death or Disability or because he Retires prior to the Expiration Date and prior to the termination of Participant’s rights under paragraphs 3, 4, 5 or 7.  In that event, Participant may exercise this Incentive Stock Option during the remainder of the period preceding the Expiration Date or until the date that is 30 days after the date Participant ceases to be employed by the Company or any Subsidiary other than on account of death or Disability or because Participant Retires, whichever is shorter.

7.                                       Termination of Employment for Cause.  Notwithstanding any other provision of this Agreement, all rights hereunder will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to Participant and the Option will not be exercisable for any number of shares of Common Stock (even if the Option previously became exercisable), on and after the time Participant is discharged from employment with the Company or any Subsidiary for Cause.

8.                                       Investment Representations.  In connection with the acquisition of this Option, Participant represents and warrants as follows:

(a)                                  Participant is acquiring this Option and, upon exercise of the Option, will be acquiring shares of Common Stock for investment for Participant’s own account,

not as a nominee or agent, and not with a view to or for resale in connection with, any distribution thereof.

(b)                                 Participant has a pre-existing business or personal relationship with the Company or one of its directors, officers or controlling persons and by reason of Participant’s business or financial experience, has, and could be reasonably assumed to have, the capacity to evaluate the merits and risks of purchasing shares of Common Stock and to make an informed investment decision with respect thereto and to protect Participant’s interest in connection with the acquisition of this Option and shares of Common Stock.

9.                                       Minimum Exercise.  This Incentive Stock Option may not be exercised for less than       shares of Common Stock unless it is exercised for the full number of shares that remain subject to the Incentive Stock Option.

10.                                 Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share, such fraction shall be disregarded.

11.                                 Tax Withholding and Reporting.  Participant is responsible for satisfying in cash or cash equivalent any income and employment (including without limitation Social Security and Medicare) tax withholding obligations attributable to participation in the Plan as a result of the grant or exercise.  The Company shall comply with all such reporting and other requirements relating to the administration of the Plan and the grant, exercise and vesting of this Incentive Stock Option as applicable law requires.

12.                                 Change in Capital Structure.  The terms of this Incentive Stock Option shall be adjusted in accordance with the terms and conditions of the Plan as the Administrator determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

13.                                 Notification Upon Sale.  Participant shall give written notice to the Company’s Secretary at the Company’s principal office located at 1375 Peachtree Street, Level A, Atlanta, GA 30309, if Participant sells or otherwise disposes of any shares of Common Stock acquired under this Incentive Stock Option before the expiration of the later of the two-year period beginning on the Date of Grant or the one-year period beginning on the date that Participant exercised this Incentive Stock Option with respect to such shares.

14.                                 No Right to Continued Employment.  This Incentive Stock Option does not confer upon Participant any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate Participant’s employment at any time.

15.                                 Participant Bound by Plan.  Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions of the Plan as it may be amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive Participant, without Participant’s consent, of this Incentive Stock Option or any rights thereunder.  Pursuant to the Plan, the Company’s Board of Directors is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper.  A copy of this Plan in its present form is available on the Company’s intranet site at                    .

16.                                 Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, transferees and personal representatives of Participant and the successors of the Company.

17.                                 Conflicts.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

18.                                 Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

                                                IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

COMPANY:

EARTHLINK, INC.

By:
Title:

PARTICIPANT:

SEAL)
Participant